Exhibit 99.1

Contacts:

For More Information:

At Applied Imaging Corp:                             At FRB/Weber Shandwick:
Barry Hotchkies, CFO                                 James Hoyne
408-562-0250                                         310-407-6555

FOR IMMEDIATE RELEASE:

                        APPLIED IMAGING ANNOUNCES RECORD
                              FIRST QUARTER RESULTS

Santa Clara, CA, May 13, 2003 - Applied Imaging Corp. (Nasdaq:AICX) today announced it had achieved record revenues of $5.4 million in the first quarter of 2003, an increase of 12% over the $4.8 million reported in 2002. This increase was driven primarily by the growth in sales of the Company's new OncoPath(TM) products, SPOT(TM) and Ariol(TM).

The Company's net loss was reduced by 46% to $268,000 in the first quarter of 2003, or a loss of $0.02 per share, from the $492,000 net loss reported in 2002, or a loss per share of $0.03. Cash used in operations was reduced to $213,000 in the quarter, down by 69% from the $688,000 reported in the first quarter of 2002.

"We are pleased to report another quarter of solid performance driven by a sales increase of 12% over the same quarter last year," said Carl Hull, Applied Imaging President and Chief Executive Officer. "First quarter sales of our OncoPath products increased by 100% to $1.4 million in the quarter compared to $0.7 million in last year's first quarter, which reinforces our belief in the potential of this key strategic opportunity. We continue to target 2003 sales in the range of $24 to $27 million and profit for the year to be between $1.2 and $1.8 million."

"We also met a key operational milestone by signing an agreement with the Wellcome Trust Sanger Institute to be their sole imaging development partner in the Atlas of Gene Expression project," continued Mr. Hull. "We will have the exclusive worldwide commercial rights to sell the various Ariol applications developed under the agreement. We believe that these new applications will further expand the capabilities of our Ariol system and lead to promising new market opportunities that will drive our long-term growth."

Applied Imaging First Quarter Earnings Conference Call

Applied Imaging management will hold a conference call today at 11:00 A.M. EST to present an overview of the first quarter results. The teleconference can be accessed by calling 303-262-2050 or

800-240-2134 at least five minutes prior to the beginning of the call. The webcast will be available live on the Internet at the Company's Web site, www.aicorp.com, under Investor Relations. A replay of the call will be available through May 20, 2003, by dialing 303-590-3000 or 800-405-2236, passcode 538247.
A replay of the webcast will be available online through the Company's Web site for 30 days.

About Applied Imaging

Applied Imaging Corp., based in Santa Clara, California, is the leading supplier of automated imaging systems utilized in genetics and pathology laboratories throughout the world for the analysis of chromosomes in cancer and prenatal disorders. The Company markets a range of imaging systems for fluorescence and brightfield microscopy applications, including the Company's Ariol(TM), MDS(TM), SPOT(TM), CytoVision(R), PowerGene(R) and QUIPS(R) product lines. Applied Imaging has installed in excess of 3,000 systems in over 1,000 laboratories in more than 60 countries.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the Company's first quarter 2003 financial results and 2003 sales and profit forecasts, and the potential for new opportunities resulting from the Company's collaboration with the Sanger Institute are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company's quarterly financial results as discussed in this release are preliminary and unaudited and subject to adjustment. Further information on potential risk factors that could affect the Company, its business, its financial results and its forecasts are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Results," in Applied Imaging's annual report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. The forward-looking statements are made as of May 13, 2003 and Applied Imaging is under no obligation to revise or update the forward-looking statements.

For additional information on Applied Imaging visit the Company's website at http://www.aicorp.com.

                            -Financial Tables Follow-

                     Applied Imaging Corp. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                (Unaudited, in thousands, except per share data)

                                                         Three months ended
                                                              March 31,
                                                      ------------------------
                                                        2003           2002
                                                      -------         -------

Revenues                                              $ 5,415         $ 4,847
Cost of revenues                                        2,164           1,805
                                                      -------         -------
   Gross profit                                         3,251           3,042
                                                      -------         -------
Operating expenses:
   Research and development                               847             822
   Sales and marketing                                  1,855           1,736
   General and administrative                             813             697
   Restructuring costs                                     --             222
                                                      -------         -------
     Total operating expenses                           3,515           3,477
                                                      -------         -------
Operating loss                                           (264)           (435)
Other income (expense), net                                (4)            (57)
                                                      -------         -------
Net loss                                              $  (268)        $  (492)
                                                      =======         =======
Net loss per share
       - basic and diluted                            $ (0.02)        $ (0.03)
Weighted average shares outstanding
       - basic and diluted                             15,913          15,627

                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                      March 31,     December 31,
                                                        2003            2002
                                                     -----------    ------------
                                                     (Unaudited)

ASSETS
Cash, restricted cash and
       cash equivalents                               $ 2,017         $ 3,053
Other current assets                                    8,223           9,203
Property and equipment, net                               980           1,014
Other assets                                            2,426           2,426
                                                      -------         -------
Total assets                                          $13,646         $15,696
                                                      =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                   $ 7,266         $ 8,989
Other liabilities                                         274             333
Stockholders' equity                                    6,106           6,374
                                                      -------         -------
Total liabilities and stockholders' equity            $13,646         $15,696
                                                      =======         =======